                      KEATING, MUETHING & KLEKAMP, P.L.L.
                                ATTORNEYS AT LAW


                                August 29, 1996


Direct Dial: (513) 579-6560


Meridian Diagnostics, Inc.
3471 River Hills Drive
Cincinnati, Ohio 45244

Gentlemen:

     We have examined the corporate records and proceedings of Meridian Diagnostics, Inc. (the "Corporation") with respect to:

     1. The organization of the Corporation;

     2. The legal sufficiency of all corporate proceedings of the Corporation in connection with the creation and issuance of all of the present outstanding and issued Common Stock of the Corporation; and

     3. The legal sufficiency of all corporate proceedings of the Company taken in connection with the authorization of the issuance of $12,500,000 principal amount of Convertible Subordinated Debentures (plus up to an additional $1,875,000 principal amount to cover an over-allotment option) (the "Convertible Debentures") all to be issued in a public offering pursuant to a Registration Statement filed with the Securities and Exchange Commission on the date hereof.

     Based upon such examination, we are of the opinion:

     1. That the Corporation is a duly organized and validly existing Corporation under the laws of the State of Ohio and has the power to borrow money, to issue the Convertible Debentures and to execute the Indenture pursuant to which the Convertible Debentures will be issued (the "Indenture");

     2. That the Corporation has taken all necessary and required corporate actions in connection with the proposed issuance of the Convertible Debentures and that when, and if, issued and delivered, the Convertible Debentures will be validly authorized, legally issued and binding

Meridian Diagnostics, Inc.
Page 2
August 29, 1996


obligations of the Corporation enforceable according to the terms of the Convertible Debentures and the Indenture; and

        3. That all shares of Common Stock of the Corporation issuable upon conversion (pursuant to the terms of the Indenture) have been duly reserved for issuance upon such conversion and that when, and if, issued upon conversion of the Convertible Debentures, will be validly authorized, duly issued and non-assessable shares of Common Stock free of any pre-emptive rights.

        We hereby consent to be named in the Registration Statement and the Prospectus part thereof as the attorneys who will pass upon legal matters in connection with the issuance of the Convertible Debentures and Common Stock of the Corporation registered in connection therewith and to the filing of this opinion as an exhibit to the Registration Statement, and furthermore consent to the references made to this firm in the Registration Statement.



                                        Yours truly,

                                        KEATING, MUETHING & KLEKAMP, P.L.L.


                                        BY: /s/ ROBERT E. COLETTI
                                           -----------------------------------
                                                Robert E. Coletti